EXHIBIT 99.4

OFFER TO EXCHANGE

EACH OUTSTANDING SHARE

OF

COMSYS IT PARTNERS, INC. COMMON STOCK FOR

$17.65 IN CASH OR $17.65 IN FAIR MARKET VALUE OF MANPOWER INC. COMMON STOCK

SUBJECT TO PRORATION AND SUBJECT TO MANPOWER INC.’S RIGHT TO ELECT TO

PAY $17.65 IN CASH FOR ALL SHARES TENDERED

PURSUANT TO THE EXCHANGE OFFER

DESCRIBED IN THE PROSPECTUS, DATED MARCH 4, 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK TIME, ON THE EVENING OF APRIL 2, 2010,

UNLESS THE EXCHANGE OFFER IS EXTENDED.

March 4, 2010

To Our Clients:

Enclosed for your consideration are the Prospectus, dated March 4, 2010 (as may from time to time be amended, supplemented or finalized, the “Prospectus”), and the related Letter of Election and Transmittal, with respect to the offer by Taurus Merger Sub, Inc. (“Purchaser”), a wholly owned subsidiary of Manpower Inc. (“Manpower”), to acquire all of the outstanding shares of common stock of COMSYS IT Partners, Inc., par value $0.01 per share (“COMSYS Common Stock”), by means of an exchange offer (the “Exchange Offer”) and a subsequent merger (the “Merger”) of Purchaser into COMSYS IT Partners, Inc. (“COMSYS”). The Exchange Offer is being made pursuant to an agreement and plan of merger, dated as of February 1, 2010, among Manpower, Purchaser and COMSYS (the “Merger Agreement”). Pursuant to the terms of the Exchange Offer described in the Prospectus and the Letter of Election and Transmittal, each share of COMSYS Common Stock validly tendered and not properly withdrawn shall be exchanged at the election of the holder for either:

•	$17.65 in cash, without interest, or

•

a fraction of a share or number of shares (the “Exchange Rate”) of Manpower common stock, par value $0.01 per share (“Manpower Common Stock”), equal to $17.65 divided by the average trading price of Manpower Common Stock on the New York Stock Exchange for the ten trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as it may be extended (the “Expiration Date”), subject to the terms and conditions described in the Prospectus and the Letter of Election and Transmittal. Manpower may elect to pay only cash in the Exchange Offer for all shares of COMSYS Common Stock validly tendered and not withdrawn (the “All-Cash Election”). Manpower may make the All-Cash Election not later than two business days prior to the Expiration Date, by issuing a press release disclosing that the Exchange Offer is changing from an exchange offer to a cash tender offer. If Manpower makes the All-Cash Election, stockholders will be entitled to receive cash in the amount of $17.65 for each share of COMSYS Common Stock validly tendered and not withdrawn.

The aggregate amount of cash and number of shares of Manpower Common Stock that a stockholder may receive in the Exchange Offer are subject to the following limits:

•

the amount of cash payable in the Exchange Offer is $17.65 multiplied by 50 percent of the aggregate number of shares of COMSYS Common Stock tendered in the Exchange Offer. Thus, unless there is an All-Cash Election, 50 percent of the shares of COMSYS Common Stock tendered in the Exchange Offer will be exchanged for cash; and

•

the number of shares of Manpower Common Stock issuable in the Exchange Offer is the Exchange Rate multiplied by 50 percent of the aggregate number of shares of COMSYS Common Stock tendered in the Exchange Offer. Thus, unless there is an All-Cash Election, 50 percent of the shares of COMSYS Common Stock tendered in the Exchange Offer will be exchanged for shares of Manpower Common Stock. In no event will the number of shares of Manpower Common Stock to be issued in the Exchange

Offer and the Merger exceed 19.9 percent of shares of Manpower Common Stock outstanding on the date on which shares of COMSYS Common Stock are first accepted for payment under the Exchange Offer.

Therefore, elections will be subject to proration if tendering holders of shares of COMSYS Common Stock, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or shares of Manpower Common Stock.

We are the holder of record (directly or indirectly) of shares of COMSYS Common Stock held for your account. A tender of such shares of COMSYS Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of election and transmittal is furnished to you for your information only and cannot be used by you to tender shares of COMSYS Common Stock held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender any or all of the shares of COMSYS Common Stock held by us for your account, upon the terms and subject to the conditions described in the Exchange Offer.

Your attention is invited to the following:

1.	The consideration per share of COMSYS Common Stock is $17.65 in cash, without interest, or a fraction of a share or number of shares of Manpower common stock equal to the Exchange Rate, at your election and subject to proration and subject to Manpower’s right to make the All-Cash Election, as described in the Prospectus and the Letter of Election and Transmittal.

2.	The Exchange Offer is being made for all outstanding shares of COMSYS Common Stock.

3.	The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York Time, on the evening of April 2, 2010, unless the Exchange Offer is extended.

4.	The Exchange Offer is subject to various conditions described in the Prospectus, which you should review in detail.

5.	The COMSYS board of directors unanimously: (a) determined that the terms of the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of COMSYS and its stockholders, (b) approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Exchange Offer and the Merger, (c) declared that the Merger Agreement is advisable, and (d) approved the recommendation that COMSYS stockholders accept the Exchange Offer, exchange their shares of COMSYS Common Stock pursuant to the Exchange Offer and, if required by applicable law, vote their shares of COMSYS Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

6.	Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 28% of any cash payable to such stockholder or other payee pursuant to the Exchange Offer.

Except as disclosed in the Prospectus, neither Manpower nor Purchaser is aware of any state in which the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

If you wish to have us tender any or all of your shares of COMSYS Common Stock, please so instruct us by completing, executing and returning to us the instruction form included as part of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of COMSYS Common Stock, all such shares of COMSYS Common Stock will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer. Any shares of COMSYS Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date, including if Manpower makes the All-Cash Election, by strictly complying with the procedures described in the section of the Prospectus entitled “The Transaction—Withdrawal Rights” and the Letter of Election and Transmittal.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO EXCHANGE

EACH OUTSTANDING SHARE

OF

COMSYS IT PARTNERS, INC. COMMON STOCK

FOR

$17.65 IN CASH OR $17.65 IN FAIR MARKET VALUE OF MANPOWER INC. COMMON STOCK

SUBJECT TO PRORATION AND SUBJECT TO MANPOWER INC.’S RIGHT TO ELECT TO

PAY $17.65 IN CASH FOR ALL SHARES TENDERED

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated March 4, 2010 (as may from to time be amended, supplemented or finalized, the “Prospectus”) and the related Letter of Election and Transmittal, with respect to the offer by Taurus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Manpower Inc., a Wisconsin corporation (“Manpower”), to acquire all of the outstanding shares of common stock of COMSYS IT Partners, Inc., par value $0.01 per share (“COMSYS Common Stock”), by means of an exchange offer (the “Exchange Offer”) and a subsequent merger of Purchaser into COMSYS IT Partners, Inc. (“COMSYS”). The Exchange Offer is being made pursuant to an agreement and plan of merger, dated as of February 1, 2010, among Manpower, Purchaser and COMSYS. Pursuant to the terms of the Exchange Offer described in the Prospectus and the Letter of Election and Transmittal, each share of COMSYS Common Stock validly tendered and not properly withdrawn shall be exchanged at the election of the holder for either:

•	$17.65 in cash, without interest, or

•

a fraction of a share or number of shares (the “Exchange Rate”) of Manpower common stock, par value $0.01 per share (“Manpower Common Stock”), equal to $17.65 divided by the average trading price of Manpower Common Stock on the New York Stock Exchange for the ten trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as it may be extended (the “Expiration Date”), subject to the terms and conditions, including adjustment and proration, described in the Prospectus and the Letter of Election and Transmittal. Manpower may elect to pay only cash in the Exchange Offer for all shares of COMSYS Common Stock validly tendered and not withdrawn (the “All-Cash Election”). Manpower may make the All-Cash Election not later than two business days prior to the Expiration Date, by issuing a press release disclosing that the Exchange Offer is changing from an exchange offer to a cash tender offer. If Manpower makes the All-Cash Election, stockholders will be entitled to receive cash in the amount of $17.65 for each share of COMSYS Common Stock validly tendered and not withdrawn.

This will instruct you to tender the number of shares of COMSYS Common Stock indicated below (or if no number is indicated below, all shares of COMSYS Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Exchange Offer.

Account Number:

Number of shares of COMSYS Common Stock to be Tendered:              Shares*

The undersigned agrees and acknowledges that you are authorized to tender the number of shares of COMSYS Common Stock indicated above (or if no number is indicated above, all shares of COMSYS Common Stock) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have tendered with no election. See “Terms of the Merger Agreement—The Exchange Offer—Consequences of Tendering with No Election” in the Prospectus.

☐	Check here to elect to receive cash for all shares of COMSYS Common Stock tendered, subject to proration as described in the Prospectus and the Letter of Election and Transmittal.

☐	Check here to elect to receive shares of Manpower common stock, par value $0.01 per share (“Manpower Common Stock”) for all shares of COMSYS Common Stock tendered, subject to proration and the payment of cash in lieu of fractional shares, and subject to Manpower’s right to make the All-Cash Election, as described in the Prospectus and the Letter of Election and Transmittal.

If neither box is checked, the undersigned will be deemed to have elected to receive shares of Manpower Common Stock for all shares of COMSYS Common Stock tendered, subject to proration and the payment of cash in lieu of fractional shares, and subject to Manpower’s right to make the All-Cash Election, as described in the Prospectus and this Letter of Election and Transmittal.

Dated:                     , 2010

SIGNATURE(S)

PRINT NAME(S)

ADDRESS(ES)

AREA CODE AND TELEPHONE NUMBER

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

Please return this form to the brokerage firm maintaining your account.

*Unless otherwise indicated, it will be assumed that all shares of COMSYS Common Stock held by us for your account are to be tendered.

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